UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 6, 2010, InterMune, Inc. (“InterMune”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd (together, “Roche”), pursuant to which InterMune sold to Roche all of its worldwide development and commercialization rights to danoprevir (also known as RG7227 or ITMN-191) for $175.0 million in cash. The assets purchased by Roche pursuant to the Asset Purchase Agreement included certain specified intellectual property (the “Transferred Intellectual Property”), as well as certain regulatory filings, assumed contracts, books and records, and product data, in each case, related to danoprevir (the transaction is referred to herein as, the “Asset Sale”). In connection with the Asset Sale, Roche also assumed certain liabilities and obligations of InterMune arising out of or related to certain of the assumed contracts. In addition, InterMune granted to Roche an exclusive, irrevocable, non-terminable, fully paid-up license of certain of its intellectual property rights for use by Roche in the development and commercialization of danoprevir.

In connection with the Asset Sale and pursuant to the terms of the Asset Purchase Agreement, InterMune and Roche terminated their Exclusive License and Collaboration Agreement, dated as of October 16, 2006, as amended (the “Collaboration Agreement”). In connection with the termination of the Collaboration Agreement, Roche granted InterMune a non-exclusive, irrevocable, non-terminable, fully paid-up license for intellectual property developed under the Collaboration Agreement for use by InterMune in the development and commercialization of specified compounds, excluding danoprevir (the “Specified Compounds”). Roche also granted to InterMune an exclusive, irrevocable, non-terminable, fully paid-up license to the Transferred Intellectual Property, excluding danoprevir, for the development and commercialization of the Specified Compounds.

The Asset Purchase Agreement contains customary representations, warranties and covenants. InterMune agreed to indemnify Roche, its affiliates, officers, directors and employees with respect to InterMune’s breaches of the representations, warranties and covenants in the Asset Purchase Agreement, subject to certain exclusions and limitations. Roche agreed to indemnify InterMune, its affiliates, officers, directors and employees with respect to Roche’s breaches of the representations, warranties and covenants in the Asset Purchase Agreement, and other specified situations, subject, in each case, to certain exclusions and limitations.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

Reference is made to the description set forth under Item 1.01 above with respect to the termination of the Collaboration Agreement, which is incorporated into this Item 1.02 by reference. Under the Collaboration Agreement, InterMune originally agreed to collaborate with Roche to develop and commercialize products from its chronic hepatitis C virus (“HCV”) protease inhibitor program and on a research program to identify, develop and commercialize novel second-generation HCV protease inhibitors. The Collaboration Agreement was terminated pursuant to the terms, and effective upon execution, of the Asset Purchase Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 6, 2010, InterMune completed the dispositions of its worldwide development and commercialization rights to danoprevir in the Asset Sale pursuant to the Asset Purchase Agreement. Reference is made to the description set forth under Item 1.01 above with respect to the Asset Sale and the Asset Purchase Agreement, which is incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The required pro forma financial information as of June 30, 2010 and for the six months ended June 30, 2010 and for the year ended December 31, 2009 is attached hereto as Exhibit 99.1 and is included in its entirety herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1*+	Asset Purchase Agreement by and between InterMune, Inc. and F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., dated as of October 6, 2010.

99.1	Unaudited pro forma financial information as of and for the six months ended June 30, 2010 and for the year ended December 31, 2009.

*	Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.
+	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010	INTERMUNE, INC.

	By:	/S/ JOHN C. HODGMAN
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*+	Asset Purchase Agreement by and between InterMune, Inc. and F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., dated as of October 6, 2010.

99.1	Unaudited pro forma financial information as of and for the six months ended June 30, 2010 and for the year ended December 31, 2009.

*	Schedules (and similar attachments) to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.
+	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.